EXHIBIT 11.1

                           AMF BOWLING, INC.
                COMPUTATION OF EARNINGS PER COMMON SHARE
                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                   PERIOD ENDED
                                                                  DECEMBER 31,       DECEMBER 31,
                                                                    1996 (a)             1997             1998
                                                                ------------------ ----------------- ----------------

Shares
    Weighted average number of
       common shares outstanding                                           39,713            45,249           59,717
                                                                ================== ================= ================


Net loss before extraordinary items                                     $ (19,484)        $ (32,198)      $ (125,894)
                                                                ================== ================= ================
Net loss                                                                $ (19,484)        $ (55,564)      $ (125,894)
                                                                ================== ================= ================

Net loss per share, basic and diluted:
Net loss per share before extraordinary items (b)                         $ (0.49)          $ (0.71)         $ (2.11)
Per share effect of extraordinary items (b)                                     -             (0.52)               -
                                                                ------------------ ----------------- ----------------
Net loss per share (b)                                                    $ (0.49)          $ (1.23)         $ (2.11)
                                                                ================== ================= ================

------------------------------------------------

(a) For the period from the inception date of January 12, 1996 which includes results of operations of the acquired business from May 1, 1996 through the period ended December 31, 1996.

(b) Outstanding stock options and warrants are not considered as their effect is antidilutive.